[CONFORMED COPY]



                       SECOND AMENDMENT TO
                         CREDIT AGREEMENT


     This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 5, 1993 (this "Amendatory Agreement"), among WARNACO INC. (the "Borrower"), the various financial institutions signatories hereto (the "Lenders") and THE BANK OF NOVA SCOTIA, as agent (the "Agent") for the Lenders,


                       W I T N E S S E T H:


     WHEREAS, the Borrower, the Lenders and the Agent are parties to a Credit Agreement, dated as of July 16, 1993 (as amended or otherwise modified to the date hereof, the "Existing Credit
Agreement");

     WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects; and

     WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                              PART I
                           DEFINITIONS

     SUBPART 1.1.  Certain Definitions.  The following terms
(whether or not underscored) when used in this Amendatory
Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

     "Agent" is defined in the preamble.

     "Amendatory Agreement" is defined in the preamble.














     "Amendment No. 2" is defined in Subpart 3.1.

     "Borrower" is defined in the preamble.

     "Credit Agreement" is defined in the third recital.

     "Existing Credit Agreement" is defined in the first recital.

     "Lenders" is defined in the preamble.

     "Second Amendment Effective Date" is defined in Subpart 3.1.

     SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                             PART II
                        AMENDMENTS TO THE
                    EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1 through 2.4; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SUBPART 2.1.  Amendments to Article I.  Article I of the
Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.2.

     SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such
Section in the appropriate alphabetical sequence:

          "Amendment No. 2" means the Second Amendment, dated as of November 5, 1993, to this Agreement among the Borrower, the Lenders and the Agent.

          "Second Amendment Effective Date" is defined in Subpart
     3.1 of Amendment No. 2.

     SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is hereby further amended as follows:

          (a) the definition of "Interest Period" is hereby amended by deleting "or two months thereafter" appearing in the sixth line of such definition, and inserting the words ", two or three months thereafter" in place thereof; and



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          (b)  the definition of "Stated Maturity Date" is hereby
     amended by deleting the number "60" appearing in the second line of such definition and inserting the number "90" in place thereof.

     SUBPART 2.2  Amendment to Article II.  Article II of the
Existing Credit Agreement is hereby amended in accordance with Subpart 2.2.1

     SUBPART 2.2.1 Section 2.3 of the Existing Credit Agreement is hereby amended by

          (a) deleting the words "two month Interest Period" in the ninth line of clause (a) of such Section, and inserting the words "three month Interest Period" in place thereof;
     and

          (b) deleting the words "two month Interest Period" in the eighth and ninth lines of clause (b) of such Section, and inserting the words "three month Interest Period" in place thereof.

     SUBPART 2.3  Amendment to Article III.  Article III of the
Existing Credit Agreement is hereby amended in accordance with Subpart 2.3.1.

     SUBPART 2.3.1 The first sentence of Section 3.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "The Borrower shall repay in full the entire unpaid principal amount of each Loan upon the earlier of (i) a date which is, (A) in the case of any Loans outstanding prior to the Second Amendment Effective Date, on the date such Loan was due and payable pursuant to the terms of the Credit Agreement as in effect immediately prior to the Second Amendment Effective Date, and (B) in the case of Loans made on or subsequent to the Second Amendment Effective Date, at the election of the Borrower, no later than 90 days following the date of the making of such Loan (or, if different, on the last day of the Interest Period for such
     Loan), and (ii) the Stated Maturity Date therefor."

     SUBPART 2.4    Consent to Making Loans.  Notwithstanding any
provisions to the contrary contained in the Existing Credit Agreement (including (i) the fifth recital, (ii) the language contained in the parenthetical of clause (a) of Section 2.1.3, and (iii) the third sentence of clause (a) of Section 2.3, in each case of the Existing Credit Agreement) by its signature




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below each of the undersigned hereby acknowledges and consents to the making of Loans by the RL Lenders in a principal amount not to exceed $6,500,000 to repay Indebtedness owing by the Borrower to ASCO International Sourcing Limited or its Subsidiaries or affiliates (as opposed to the application of such Loans to the refunding of a Disbursement).


                             PART III
                   CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1.  Second Amendment Effective Date.  This
Amendatory Agreement (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "Amendment No. 2", on the date (the "Second
Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 have been satisfied.

     SUBPART 3.1.1. Execution of Counterparts. The Agent shall have received counterparts of this Amendatory Agreement, duly executed and delivered on behalf of the Borrower and the Required
Lenders.

     SUBPART 3.1.2. Acknowledgement. The Agent shall have received a copy of the Acknowledgement, substantially in the form of Annex I hereto, duly executed and delivered by the Collateral
Agent.

     SUBPART 3.1.3  Legal Details, etc.   All documents executed
or submitted pursuant hereto shall be satisfactory in form and substance to the Agent and its counsel. The Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Agent and its counsel.

                             PART IV
                          MISCELLANEOUS

     SUBPART 4.1.  Cross-References.  References in this
Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

     SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.


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     SUBPART 4.3.  Successors and Assigns.  This Amendatory
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 4.5.  Governing Law.  THIS AMENDATORY AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
INTERNAL LAWS OF THE STATE OF NEW YORK.








































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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendatory Agreement to be executed by their respective officers as of the day and year first above written.

                                  WARNACO INC.


                                  By  /s/ Dariush Ashrafi
                                    Title:  Senior Vice President &
                                              Chief Financial Officer


                                  THE BANK OF NOVA SCOTIA,
                                     as Agent and as Lender


                                  By  /s/ Terry K. Fryett
                                    Title:  Vice President


                                  MITSUI NEVITT CAPITAL CORPORATION


                                  By  /s/ Jerry Parisi
                                    Title:  Vice President


                                  SOCIETE GENERALE, NEW YORK BRANCH


                                  By  /s/ Jan Wertlieb
                                    Title:  Vice President





















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                                                ANNEX I (to
                                                Second Amendment)


                          ACKNOWLEDGMENT



     Reference is made to the Intercreditor Agreement, dated as of October 14, 1993 (the "Intercreditor Agreement"), among CITICORP USA, INC. in its capacity as, inter alia, Collateral Agent under the Loan Documents (such capitalized term, and other terms used in this Acknowledgment, unless otherwise defined herein, to have the meanings set forth in, or by reference in, the Intercreditor Agreement) and THE BANK OF NOVA SCOTIA, acting through its New York Agency ("Scotiabank"), in its capacity as, inter alia, agent for the SCA Banks.

     By its signature below, the Collateral Agent hereby acknowledges and confirms that the loan made by Scotiabank (in its capacity as an SCA Bank under the Scotiabank Credit Agreement) in a principal amount not to exceed $6,500,000 and applied to the repayment of the Borrower's obligations to a Trade Lender (as opposed to the making of such loan to refinance a Disbursement (as defined in the Scotiabank Credit Agreement)), is an "RL Obligation" for all purposes under the Intercreditor Agreement, and the obligation to repay such RL Obligation is secured by an RL Lien which ranks pari passu with the Credit Agreement Liens.


                                  CITICORP USA, INC., as
                                    Collateral Agent


                                  By /s/_____________________
                                     Title:
















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